A.A.P.L.     FORM 610-E — GAS BALANCING AGREEMENT — 1992

INSTRUCTIONS FOR USE OF GAS BALANCING AGREEMENT FORM

GENERAL

     This Gas Balancing Agreement form is intended to be used as Exhibit "E" to the 1977, 1982 and 1989 A.A.P.L. Form 610 Model Form Operating Agreements. It is also generally suitable for use with other forms of operating agreements.
However, before using this form, both it and the operating agreement in question should be reviewed and revised as required to ensure consistency.

     If this form is used as an exhibit to an A.A.P.L. Form 610 Model Form Operating Agreement or other operating agreement, the provisions in Section 15 (Counterparts), the “IN WITNESS WHEREOF” paragraph on page 6 and the signature lines and acknowledgments on page 7 should be omitted.

     This Gas Balancing Agreement may also be executed as a separate agreement for properties covered by an existing operating agreement where there is no gas balancing agreement or where the one employed is deemed inadequate. In that event, the properties subject to the form will have to be described, and the provisions of Section 15 (Counterparts), the “IN
WITNESS WHEREOF” on page 6 and the signature lines and acknowledgments will have to be employed.

     The description of the area covered by the Agreement may be included in the definition of the Balancing Area in Section
1.02.  Care should be taken in drafting this description, however, because it may be desirable to cover more than one Balancing
Area. Such a definition might, for example, read as follows:

                     Each well subject to that Operating Agreement dated ______________________________________, covering___________________________________ that produces gas or is allocated a share of gas production.
                     If a single well is completed in two or more reservoirs, such well shall be considereda separate well with respect to, but only with respect to, each reservoir from which the gas production is not commingled in the wellbore.

     This Gas Balancing Agreement contains both “alternative” and “optional” provisions. In the case of alternative provisions, it will generally be necessary to select one alternative in order to make the Gas Balancing Agreement effective. Provisions which are designated as optional (or as Option 1, 2, etc.) may or may not be used. Note that, in order for an Alternative or Option to be selected and effective, it must be checked. If, however, an Alternative is not selected,“Alternative 1” in each instance will be deemed to have been adopted by the Parties, but if an Option is not selected, it will not form a part of the Gas Balancing Agreement. See Section 12.6.

HEADING — Indicate the applicable Operating Agreement and other information. If the Gas Balancing Agreement is to be used without an Operating Agreement, the heading on page 1 should be modified appropriately, and the following references to the “Operating Agreement” should be deleted or modified appropriately: Section 1.12; Section 7.1; Section 9; Section 12.4; Section 13.1; and Section 13.2.

SECTION 1.02- Select the Balancing Area to be used, or insert a description of the Balancing Area. As a general rule, the use of a mineral lease as a Balancing Area will only be appropriate in certain situations involving offshore wells.

SECTION 1.16 — This definition should be used only if one of the optional seasonal limitation provisions in Section 4.2 is employed.     The specific months during which makeup is to be restricted should be included, e.g., “the months of November, December, and the following January and February.”

SECTION 2.1 — The parties should decide whether the basis of balancing in the Balancing Area will be in Mcfs or MMBtus. One of the two Alternatives stipulated MUST be selected to avoid an automatic election that Alternative 1 applies.

SECTION 2.2 — Since most gas is now decontrolled, the primary purpose of this provision is to provide for separate application of the form to different price categories in the event that price controls are imposed in the future by governmental entity.

SECTION 3.5 — This provision is intended to limit Overproduction in order to keep a Party from getting too far out of balance.  It should be noted that this Section will only have an impact if a Party owns less than a 1/3 working interest in the Balancing Area, since under it a party owning a 1/3 interest will be entitled to take 300%, x 1/3 = 100%.

SECTION 4.1 - Select the number of days' notification that an Underproduced Party must give prior to making up Gas. Also, indicate the percentage of each Overproduced Parties' Gas that Underproduced Parties will be allowed to make up. The percentages should be identical.

SECTION 4.2 — The form sets out two Options for imposing seasonal limitations on making up Gas. It should be noted that it is NOT required that any seasonal limitation be included. If Option 1 is selected, select the number of months prior to the Winter Period that will be used to determine how much Gas an Underproduced Party may make up during the Winter Period. This number and the number of months in the Winter Period (as defined in Section 1.16) should add up to 12 or less. If Option 2 is selected, indicate the percentage of an Overproduced Party’s Gas that an Underproduced Party may make up during the Winter Period. This percentage should be lower than the percentage set out in Section 4.1.

SECTION 4.3 — Select the percentage of an Overproduced Party’s Gas which it should be required to make available for make up once it has produced all of its share of ultimately recoverable reserves. This percentage should be greater than the percentage set out in Section 4.1.

SECTION 6.2 — One of the two Alternatives stipulated MUST be selected as the basis upon which Royalty is to be calculated and paid in order to avoid an automatic election that Alternative 1 applies.

SECTION 7.3 — One of the two Alternatives stipulated for payment of amounts due under a cash settlement MUST be selected in order to avoid an automatic election that Alternative 1 applies. Note that Section 7.3.1 is optional, and may ONLY be used with Section 7.3, Alternative 2.

SECTION 7.4 — One of the two alternatives stipulated for determining proceeds received by an Overproduced Party for cash settlement purposes MUST be selected in order to avoid an automatic election that Alternative 1 applies.

SECTION 7.5.1 through 7.5.2 — Before selecting any of these provisions, the Parties should review the relevant gas processing arrangements for the Gas. Section 7.5.2, Option 1, contemplates that all wellhead MMBtus of Overproduction(will be valued at the gas price per MMBtu received by the Overproduced Party, without regard to whether any of the gas may have been processed.     Section 7.5.2, Option 2, on the other hand, would include any enhanced or impaired values resulting from processing in calculating a valuation for the Overproduction. Note that if Section 7.5.2, Option 1, is selected, and residue gas to be sold on an MMBtu basis, it will be necessary to measure the number of MMBtus produced at the well (even if the A.A.P.L. FORM 610-E — GAS BALANCING AGREEMENT — 1992 parties have elected to balance on Mcfs), in order to determine the total value of Overproduction.

SECTION 7.7 — Select the interest rate payable for unpaid amounts owed pursuant to a cash settlement.

SECTION 7.9 — In the event that the parties anticipate that Overproduction may be subject to a potential refund by an appropriate governmental authority, the Parties may choose this provision.

SECTION 7.10- If the Parties adopt this provision, an Overproduced Party may make a cash settlement with Underproduced Parties for all or part of outstanding gas imbalances as often as once every twenty-four (24) months.

SECTION 8 — Select the number of days’ prior notification required for well tests, as well as the length of such tests.

SECTION 12.9 — Select the appropriate method for computing and reporting income to the Internal Revenue Service based on the “entitlements” or “sales” methods.

SECTION 13 — The purpose of this Section is to stipulate the rights of Parties in the event that any Party sells, exchanges, transfers or assigns its interest in the Balancing Area. Section 13.2 gives the Underproduced Party an option to demand a cash settlement if an Overproduced Party sells its interest, and the number of days’ notice and response should be selected to implement this procedure.

SECTION 14 — This provision is intended to provide the Parties an opportunity to modify or supplement any of the Gas balancing Agreement’s provisions.

SECTION 15 — This provision is to be utilized ONLY if the Gas Balancing Agreement is NOT agreed to contemporaneously with the execution of an A.A.P.L. Form 610 Model Form Operating Agreement or another suitable operating agreement. If the Gas Balancing Agreement is agreed to contemporaneously with any such operating agreement, Section 15 should be omitted. Otherwise, the Parties must determine the appropriate Percentage Interest which must execute the form to make it effective and the date by which such interests must execute it.

SIGNATURE ELEMENT — The “IN WITNESS WHEREOF,” signature and attest/witness elements are ONLY to be utilized if the Gas Balancing Agreement is NOT agreed to contemporaneously with the execution of an A.A.P.L. Form 610 Model Form Operating Agreement or another suitable operating agreement. If the Gas Balancing Agreement is agreed to contemporaneously with any such operating agreement, the “IN WITNESS WHEREOF,” signature and attest/witness elements should be omitted. Otherwise, these items should be completed in an appropriate fashion, and any appropriate amendment made to the heading of the Gas Balancing Agreement.

A.A.P.L.     FORM 610-E — GAS BALANCING AGREEMENT — 1992 NOTE: Instructions For Use of Gas Balancing Agreement MUST be reviewed before finalizing this document.

EXHIBIT “E”

GAS BALANCING AGREEMENT (“AGREEMENT”)

ATTACHED TO AND MADE PART OF THAT CERTAIN

OPERATING AGREEMENT DATED           APRIL 12, 2004               BY AND BETWEEN        PARTY          ,          AS OPERATOR       AND     NESS ENERGY INTERNATIONAL, INC.    ,          AS NON-OPERATOR               ("OPERATING AGREEMENT")RELATING TO THE                                                       AREA,          PARKER              COUNTY/PARISH, STATE OF         TEXAS

.

1. DEFINITIONS

        The following definitions shall apply to this Agreement:

        1.01“  Arm’s Length Agreement” shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

        1.02“   Balancing Area” shall mean (select one):

             |X| each well subject to the Operating Agreement that produces Gas or is allocated a share of Gas production. If a single well is completed in two or more producing intervals, each producing interval from which the Gas production is not commingled in the wellbore shall be considered a separate well.

                     |_| all of the acreage and depths subject to the Operating Agreement.

                      |_|

         1.03  “Full Share of Current Production” shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

        1.04   “Gas” shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. “Gas” does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

         1.05“  Makeup Gas” shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full
            Share of Current Production, whether pursuant to Section 3.3 or Section 4.1 hereof.

         1.06  “Mcf” shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

         1.07  “MMBtu” shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

         1.08  “Operator” shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

         1.09  “Overproduced Party” shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

         1.10  “Overproduction” shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

         1.11  “Party” shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

         1.12  “Percentage Interest” shall mean the percentage or decimal interest of each Party in the Gas produced from the
            Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

         1.13  “Royalty” shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

         1.14  “Underproduced Party” shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

         1.15  “Underproduction” shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its
            Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

         1.16  |_| (Optional) "Winter Period" shall mean the month(s) of               November and December                in one
             calendar year and the month(s) of           January through March        in the succeeding calendar year.

2. BALANCING AREA

                  2.1 If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area
            measured in (Alternative 1) |X| Mcfs or (Alternative 2) |_| MMBtus.

                  2.2 In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

3. RIGHT OF PARTIES TO TAKE GAS

                  3.1 Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified, of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other
            requirements.     Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

                  3.2 Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

                  3.3 When a Party fails for any reason to take its Full Share of Current Production (as such Share may be reduced by the right of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any
            Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced
            Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interests of all
            Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interests in the
            Balancing Area bear to the total Percentage Interests of such Parties.

                  3.4 All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking
            Party.

                  3.5 Notwithstanding the provisions of Section 3.3 hereof, no Overproduced Party shall be entitled in any month to take any
            Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area’s then-current Maximum
            Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. “Maximum Monthly Availability” shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

                  3.6 In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party’s Full Share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of
            Such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one
            year.     Notwithstanding the provisions of Article 3.4 hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

4. IN-KIND BALANCING

                   4.1 Effective the first day of any calendar month following atleast                        thirty    (30)                 days' prior
            written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current
            Production and any Makeup Gas taken pursuant to Section 3.3 of this Agreement, a share of current production determined
             by multiplying           Fifty                  , percent      ( 50%)       of the Full Shares of Current Production of all Overproduced Parties by
            a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an
             Overproduced Party be required to provide more than           Fifty             percent (  50%  ) of its Full Share of Current
            Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced
            Party to begin taking Makeup Gas.

                  4.2 |_| (Optional — Seasonal Limitation on Makeup — Option 1) Notwithstanding the provisions of Section 4.1, the average monthly amount of Makeup Gas taken by an Underproduced Party during the Winter Period pursuant to Section 4.1 shall not exceed the average monthly amount of Makeup Gas taken by such Underproduced Party during the
                                                   (                    ) months immediately preceding the Winter Period.

                  4.2 |_| (Optional — Seasonal Limitation on Makeup — Option 2) Notwithstanding the provisions of Section 4.1, no
             Overproduced Party will be required to provide more than                   percent (             %)
             of its Full Share of Current Production for Makeup Gas during the Winter Period.

                  4.3 |X| (Optional) Notwithstanding any other provision of this Agreement, at such time and for so long as Operator, or
             (insofar as concerns production by the Operator) any Underproduced Party, determines in good faith that an Overproduced
             Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area, such Overproduced Party may be required to make available for Makeup Gas, upon the demand of the Operator or any Underproduced Party, up to
                     Seventy-five        percent (  75%  ) of such Overproduced Party's Full Share of Current Production.

5. STATEMENT OF GAS BALANCES

                  5.1 The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each
             Party is entitled to receive and the volumes of Gas actually taken or sold for each Party’s account. Within forty-five (45) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party’s Full Share of
             Current Production, (2) the total volume of Gas actually taken or sold for each Party’s account, (3) the difference between the volume taken by each Party and that Party’s Full Share of Current Production, (4) the Overproduction or
             Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum
             Accountants Societies Bulletin No.24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder.

                  5.2 If any Party fails to provide the data required herein for four (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

6. PAYMENTS ON PRODUCTION

                  6.1 Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

                  6.2 |_| (Alternative 1 — Entitlements) Each Party shall pay or cause to be paid all Royalty due with respect to Royalty owners to whom it is accountable as if such Party were taking its Full Share of Current Production, and only its Full Share of
             Current Production.

                  6.2.1 |_| (Optional — For use only with Section 6.2 — Alternative I — Entitlement) Upon written request of a Party taking less than its Full Share of Current Production in a given month (“Current Underproducer”), any Party taking more than its Full Share of Current Production in such month (“Current Overproducer”) will pay to such Current Underproducer an amount each month equal to the Royalty percentage of the proceeds received by the Current Overproducer for that portion of the Current Underproducer’s Full Share of Current Production taken by the Current Overproducer; provided, however, that such payment will not exceed the Royalty percentage that is common to all Royalty burdens in the Balancing Area. Payments made pursuant to this Section 6.2.1 will be deemed payments to the Underproduced Party’s Royalty owners for purposes of
             Section 7.5.

                  6.2 |X| (Alternative 2 — Sales) Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

                  6.3 In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

7. CASH SETTLEMENTS

                                                                                                                    any
                  7.1 Upon the earlier of the plugging and abandonment of / producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

                  7.2 Within sixty (60) days after the notice calling for cash settlement under Section 7.1, the Operator will distribute to each
             Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each
             Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in Section 7.4.

                  7.3 |X| (Alternative I — Direct Party-to-Party Settlement) Within sixty (60) days after receipt of the Final Gas Settlement
             Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the
             Operator of the Gas imbalance settled by the Overproduced Party’s payment.

                  7.3 |_| (Alternative 2 — Settlement Through Operator) Within sixty (60) days after receipt of the Final Gas Settlement
             Statement, each Overproduced Party will send its cash settlement, accompanied by appropriate accounting detail, to the
             Operator.     The Operator will distribute the monies so received, along with any settlement owed by the Operator as an
             Overproduced Party, to each Underproduced Party to whom settlement is due within ninety (90) days after issuance of the
             Final Gas Settlement Statement. In the event that any Overproduced Party fails to pay any settlement due hereunder, the
             Operator may turn over responsibility for the collection of such settlement to the Party to whom it is owed, and the Operator will have no further responsibility with regard to such settlement.

                  7.3.1 |_| (Optional — For use only with Section 7.3, Alternative 2 — Settlement Through Operator) Any Party shall have the right at any time upon thirty (30) days’ prior written notice to all other Parties to demand that any settlements due such
             Party for Overproduction be paid directly to such Party by the Overproduced Party, rather than being paid through the
             Operator.     In the event that an Overproduced Party pays the Operator any sums due to an Underproduced Party at any time after thirty (30) days following the receipt of the notice provided for herein, the Overproduced Party will continue to be liable to such Underproduced Party for any sums so paid, until payment is actually received by the Underproduced Party.

                  7.4 |X| (Alternative 1 — Historical Sales Basis) The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm’s Length Agreement for the Gas taken from time to time by the
             Overproduced Party in excess of the Overproduced Party’s Full Share of Current Production. Any Makeup Gas taken by the
             Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

                  7.4 |_| (Alternative 2 — Most Recent Sales Basis) The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm’s Length Agreement for the volume of Gas that constituted Overproduction by the Overproduced Party from the Balancing Area. For the purpose of implementing the cash settlement provision of the
             Section 7, an Overproduced Party will not be considered to have produced any of an Underproduced Party’s share of Gas until the Overproduced Party has produced cumulatively all of its Percentage Interest share of the Gas ultimately produced from the
             Balancing Area.

                  7.5 The values used for calculating the cash settlement under Section 7.4 will include all proceeds received for the sale of the
             Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any
             Royalty actually paid by the Overproduced Party to an Underproduced Party’s Royalty owner(s), to the extent said payments amounted to a discharge of said Underproduced Party’s Royalty obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

                  7.5.1  |X| (Optional - For Valuation Under Percentage of Proceeds Contracts) For Overproduction sold under a gas purchase contract providing for payment based on a percentage of the proceeds obtained by the purchaser upon resale of residue gas and liquid hydrocarbons extracted at a gas processing plant, the values used for calculating cash settlement will include proceeds received by the Overproduced Party for both the liquid hydrocarbons and the residue gas attributable to the
             Overproduction.

                   7.5.2   |X| (Optional - Valuation for Processed Gas - Option 1) For Overproduction processed for the account of the
             Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the full quantity of the Overproduction will be valued for purposes of cash settlement at the prices received by the Overproduced Party for the sale of the residue gas attributable to the Overproduction without regard to proceeds attributable to liquid hydrocarbons which may have been extracted from the Overproduction.

                  7.5.2 |_| (Optional - Valuation for Processed Gas - Option 2) For Overproduction processed for the account of the
             Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the values used for calculating cash settlement will include the proceeds received by the Overproduced Party for the sale of the liquid hydrocarbons extracted from the Overproduction, less the actual reasonable costs incurred by the Overproduced Party to process the Overproduction and to transport, fractionate and handle the liquid hydrocarbons extracted therefrom prior to sale.

                  7.6 To the extent the Overproduced Party did not sell all Overproduction under an Arm’s Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the
             Balancing Area under Arm’s Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm’s Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

                  7.7 Interest compounded at the rate of Eight percent ( 8%) per annum will accrue for all amounts due under Section 7.1 beginning the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Operator or any
             Overproduced Party in the proportion that their respective delays beyond the deadlines set out in Sections 7.2 and 7.3 contributed to the accrual of the interest.

                  7.8 In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the
             Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party’s offer to settle in kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an in-kind settlement offer under this Section 7.8 will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

                  7.9 |X| (Optional — For Balancing Areas Subject to Federal Price Regulation) That portion of any monies collected by an
             Overproduced Party for Overproduction which is subject to refund by orders of the Federal Energy Regulatory Commission or other governmental authority may be withheld by the Overproduced Party until such prices are fully approved by such governmental authority, unless the Underproduced Party furnishes a corporate undertaking, acceptable to the Overproduced
             Party, agreeing to hold the Overproduced Party harmless from financial loss due to refund orders by such governmental authority.

                  7.10|X| (Optional — Interim Cash Balancing) At any time during the term of this Agreement, any Overproduced Party may, in its sole discretion, make cash settlement(s) with the Underproduced Parties covering all or part of its outstanding Gas imbalance, provided that such settlements must be made with all Underproduced Parties proportionately based on the relative imbalances of the Underproduced Parties, and provided further that such settlements may not be made more often than once every twenty-four (24) months. Such settlements will be calculated in the same manner provided above for final cash settlements.  The Overproduced Party will provide Operator a detailed accounting of any such cash settlement within thirty (30)
             days after the settlement is made.

8. TESTING

        Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well’s entire Gas stream to meet the reasonable deliverability test(s)
        required by such Party’s Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only
        after                      Thirty               (30) days' prior written notice to the Operator and shall last no longer than
                   Seventy-two           (72) hours.

9. OPERATING COSTS

        Nothing in this Agreement shall change or affect any Party’s obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating
        Agreement, irrespective of whether any Party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

10. LIQUIDS

        The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

11. AUDIT RIGHTS

        Notwithstanding any provision in this Agreement or any other agreement between the Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Section 5 or 7 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu-content.
        Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 7 to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this
        Section 11 shall be in addition to those provided for in Section 5.2 of this Agreement.

12. MISCELLANEOUS

                  12.1 As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the
        Operating Agreement, the provisions of this Agreement shall govern.

                  12.2 Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

                  12.3 Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this
        Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator’s duties hereunder, except such as may result from Operator’s gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party, (other than Operator) to pay any amounts owed pursuant to the terms hereof.

                  12.4 This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

                  12.5 Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

                  12.6 In the event that any “Optional” provision of this Agreement is not adopted by the Parties to this Agreement by a typed, printed or handwritten indication, such provision shall not form a part of this Agreement, and no inference shall be made concerning the intent of the Parties in such event. In the event that any “Alternative” provision of this Agreement is not so adopted by the Parties, Alternative 1 in each such instance shall be deemed to have been adopted by the Parties as a result of any such omission. In those cases where it is indicated that an Optional provision may be used only if a specific Alternative is selected: (i) an election to include said Optional provision shall not be effective unless the Alternative in question is selected;
        and (ii) the election to include said Optional provision must be expressly indicated hereon, it being understood that the selection of an Alternative either expressly or by default as provided herein shall not, in and of itself, constitute an election to include an associated Optional provision.

                  12.7 This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

                  12.8 If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the
        Balancing Area.

                  12.9 In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all
        Parties, each Party agrees to compute and report income to the Internal Revenue Service (select one) |_| as if such Party were
        taking its Full Share of Current Production during each relevant tax period in accordance with such regulations, insofar as same
        relate to entitlement method tax computations; or |_| based on the quantity of Gas taken for its account in accordance with such regulations, insofar as same relate to sales method tax computations.

13. ASSIGNMENT AND RIGHTS UPON ASSIGNMENT

                  13.1 Subject to the provisions of Sections 13.2 (if elected) and 13.3 hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the
        Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

                  13.2 |X| (Optional — Cash Settlement Upon Assignment) Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 13.1 hereof) or in the Operating Agreement to the contrary, and subject to the provisions of Section 13.3 hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are
         Parties hereto in such Balancing Area of such fact at least           Thirty         (30) days prior to closing the
        transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within
                   Fifteen           (15) days after receipt of the Overproduced Party's notice, a cash settlement of its
        Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section 13, and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 13 shall be paid by the Overproduced Party on or before the earlier to occur (i) of sixty (60)
        days after receipt of the Underproduced Party’s demand or (ii) at the closing of the transaction in which the Overproduced
        Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in
        Sections 7.3 through 7.6 hereof, and shall bear interest at the rate set forth in Section 7.7 hereof, beginning sixty (60) days after the Overproduced Party’s sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the
        Balancing Area, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the
        Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party’s Underproduction in accordance with the provisions of Section 13.1 hereof.

                  13.3 The provisions of this Section 13 shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such Party owns a majority of the stock of such company.

14. OTHER PROVISIONS

NONE

15. COUNTERPARTS

        This Agreement may be executed in counterparts, each of which when taken with all other counterparts shall constitute a binding agreement between the Parties hereto; provided, however, that if a Party or Parties owning a Percentage Interest in
         the Balancing Area equal to or greater than a                  percent (      %) therein fail(s) to execute this
         Agreement on or before                   , this Agreement shall not be binding upon any Party and shall be of no further force and effect.